Exhibit (a)(ii)

ARTICLES OF AMENDMENT

OF

COHEN & STEERS ASIA PACIFIC REALTY SHARES, INC.

changing its name to

COHEN & STEERS EMERGING MARKETS REAL ESTATE FUND, INC.

Cohen & Steers Asia Pacific Realty Shares, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

“SECOND: The name of the corporation (hereinafter called the “Corporation”) is Cohen & Steers Emerging Markets Real Estate Fund, Inc.”

SECOND: The foregoing charter amendment was duly approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: These Articles of Amendment and the name change shall become effective on March 1, 2011.

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IN WITNESS WHEREOF, Cohen & Steers Asia Pacific Realty Shares, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on February 18, 2011.

COHEN & STEERS ASIA PACIFIC REALTY SHARES, INC.

By:	/s/ Adam M. Derechin
	Name:	Adam M. Derechin
	Title:	President

Witness:

/s/ Tina M. Payne
Name:	Tina M. Payne
Assistant Secretary

The UNDERSIGNED President of Cohen & Steers Asia Pacific Realty Shares, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief all matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

By:	/s/ Adam M. Derechin
	Name:	Adam M. Derechin
	Title:	President